Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-122917) on Form N-1/A of Toews Tactical Oceana Fund (formerly Toews Hedged Core W Fund), Toews Tactical Income Fund, Toews Tactical Monument Fund (formerly Toews Hedged Core L Fund), Toews Tactical Opportunity Fund (formerly Toews Hedged Core S Fund), Toews Tactical Growth Allocation Fund (formerly Toews Hedged Growth Allocation Fund), Toews Unconstrained Income Fund and Toews Tactical Defensive Alpha Fund, each a separate series of Northern Lights Fund Trust, of our report dated June 29, 2017, relating to our audits of the financial statements and financial highlights, which appear in the April 30, 2017 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policies and Procedures for Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

September 1, 2017